Exhibit 3.1

CURAXIS PHARAMACEUTICAL CORPORATION

(a Nevada corporation)

SECOND AMENDED AND RESTATED BY-LAWS

(as amended, June 24, 2011)

ARTICLE I.

OFFICES

Section 1.    Registered Office. The registered office of Curaxis Pharmaceutical Corporation, a Nevada corporation (the “Corporation”), shall be located in the City of Reno, State of Nevada.

Section 2.    Other Offices. The Corporation may also have its executive offices and other offices at such other places, within and without the State of Nevada, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

Section 1.    Place of Meetings. All annual meetings of stockholders shall be held at such place, within or without the State of Nevada, as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of stockholders may be held at such place, within or without the State of Nevada, and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.    Annual Meetings. Annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. At such annual meeting, the stockholders shall elect members of the Board of Directors, and transact such other business as may properly be brought before the meeting.

Section 3.    Special Meetings. Special meetings of the stockholders may be called, for any purpose or purposes, only by the Chairman of the Board or a majority of the directors of the Board of Directors. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

Section 4.    Notice of Meetings. Notice of any meeting of the stockholders shall be in writing and shall be signed by the Chairman of the Board, the President, or the Secretary. Any such notice shall state the place, day and time of the meeting of the stockholders, the purpose or purposes for which the meeting is called and the means of electronic communications, if any, by which stockholders and proxies shall be deemed to be present in person and to vote at the meeting. Any such notice shall be given, not less than ten (10) nor more than sixty (60) days before the day of the meeting to each stockholder of record entitled to vote at such meeting by delivering such notice personally to such stockholder, by depositing such notice in the United States mail addressed to the stockholder at his, her or its address as it appears on the stock transfer books of the Corporation, with proper postage prepaid or by effecting delivery by any form of electronic transmission permitted by law.

Section 5.    Quorum and Adjournment. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of stockholders, except as otherwise provided in the Articles of Incorporation, and any amendments thereto, of the Corporation (the “Articles of Incorporation”). If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified and called. The stockholders present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of some stockholders prior to adjournment.

Section 6.    Vote Required. With respect to any matter as to which no other voting requirement is specified by applicable law, the Articles of Incorporation or these By-Laws, the affirmative vote required for stockholder action shall be deemed to have been obtained if the number of votes cast in favor of the matter exceeds the number of votes cast in opposition to the matter, unless voting by classes is required for any action of the stockholders by the laws of the State of Nevada, the Articles of Incorporation or these By-Laws, in which case the number of votes cast in favor of the matter by the voting power of each such class must exceed the number of votes cast in opposition to the matter by the voting power of each such class.

Section 7.    Voting Power. Each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or series within a class are limited, denied or fixed in a different manner by the Articles of Incorporation or by the resolutions of the Board of Directors establishing such class or series pursuant to the Articles of Incorporation. At any election for directors, every stockholder entitled to vote at any such election shall have the right to vote, in person or by proxy, the number of shares owned by him, her or it for as many persons as there are directors to be elected and for whose election such stockholder has a right to vote.

Section 8.    Proxies. At any annual or special meeting of the stockholders, a stockholder may vote in person or may be represented and vote by a proxy or proxies appointed by such stockholder by an instrument in writing or, to the extent permitted by applicable law, by transmission of an electronic record to the person who will be the holder of the proxy or by a firm who solicits proxies or like agent who is authorized by the person who will be the holder of the proxy to receive the transmission. In the event that any such instrument in writing or electronic record shall designate two (2) or more persons to act as proxies, and such instrument or electronic record does not specify the manner in which such proxies may exercise the powers conferred by such instrument or electronic record, then a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument or electronic record upon all of the persons so designated. Except as otherwise provided in this Section 8, no appointment of proxy shall be valid after the expiration of six (6) months following the date of its creation, unless the stockholder specifies in the applicable written instrument or electronic record the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its creation. Subject to the above, any properly created proxy is not revoked and continues in full force and effect until (i) an instrument revoking it or a duly executed appointment of proxy bearing a later date is filed with the Secretary of the Corporation or (ii) the stockholder attends the meeting and votes the shares in person. Each appointment of proxy shall be revocable unless expressly provided therein to be irrevocable. A proxy shall be deemed irrevocable if the written authorization states that the proxy is irrevocable, but is irrevocable only for so long as it is coupled with an interest sufficient in law to support an irrevocable proxy.

Section 9.    Stock Transfer Books; List of Stockholders. The officer or agent having charge of the stock transfer books shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each. For a period of ten (10) days prior to such meeting, such list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any stockholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the entire meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer book or to vote at any such meeting of the stockholders.

Section 10.    Stockholder Action Without a Meeting.  Except as may otherwise be provided by any applicable provision of the Nevada Revised Statutes, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power; provided that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.  In no instance where action is authorized by written consent need a meeting of stockholders be called or noticed.

Section 11.    Voting at Meetings. Voting at meetings of stockholders may be oral or by ballot at the discretion of the Chairman of the meeting, except that such voting shall be by written ballot if a vote by written ballot is demanded by stockholders holding a majority of the shares present at such meeting.

Section 12.    Nomination of Directors. Subject to the rights of the holders of any Preferred Stock, nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders or at a special meeting of stockholders at which directors are to be elected as provided in the notice of meeting delivered by the Corporation as contemplated by Section 4 of this Article II (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 12 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the procedures set forth in this Section 12.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed to and received at the principal executive offices of the Corporation (i) with respect to an election to be held at an annual meeting of stockholders, at least ninety (90) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if neither notice of the date of the annual meeting is given nor public disclosure of the date of the meeting is made at least one hundred (100) days prior to such anniversary, notice by the stockholder in order to be timely must be received by the later of(x) ninety (90) days prior to such anniversary or (y) the tenth (10th) day following the day on which such notice was given or public disclosure was made; and provided, further, that if the annual meeting is to be held as of a date that is more than thirty(30) days prior to such anniversary, notice by the stockholder in order to be timely must be received by the tenth (10th) day following the day on which such notice was given or public disclosure was made; or (ii) with respect to an election to be held at a special meeting of stockholders, by the later of (x) sixty (60) days prior to such special meeting or (y) the tenth (10th) day following the day on which such notice of the date of the special meeting was given or public disclosure of the date of the special meeting was made by the Corporation. In no event shall the public announcement of an adjournment of an annual or special meeting of stockholders commence a new time period for the giving of a stockholder’s notice as described above. As used in this Article II, the term “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) all other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf or at whose request the nomination is being made, (i) the name and record address of the stockholder, as they appear in the books and records of the Corporation, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner, (iii) a description of all arrangements or understandings between such stockholder or beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 12. If the chairman of the annual meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 13.    Business Transacted at Annual Meetings. No business may be transacted at an annual meeting of stockholders, other than business that is (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 13 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the procedures set forth in this Section 13.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such business must be a proper matter for stockholder action.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed to and received at the principal executive offices of the Corporation at least ninety (90) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if neither notice of the date of the annual meeting is given nor public disclosure of the date of the meeting is made at least one hundred (100) days prior to such anniversary, notice by the stockholder in order to be timely must be received by the later of (x) ninety (90) days prior to such anniversary or (y) the tenth (10th) day following the day on which such notice was given or public disclosure was made; and provided, further, that if the annual meeting is to be held as of a date that is more than thirty (30) days prior to such anniversary, notice by the stockholder in order to be timely must be received by the tenth (10th) day following the day on which such notice was given or public disclosure was made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each matter such stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf or at whose request the business is being brought before the meeting, (i) the name and record address of the stockholder, as they appear in the books and records of the Corporation, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner, (iii) a description of all arrangements or understandings between such stockholder or beneficial owner and the Corporation or any of its affiliates relating to such business and any material interest of such stockholder or beneficial owner in such business and (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the annual meeting.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 13; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 13 shall be deemed, subject to the provisions of Section 17, to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 14.    Attendance at Meetings. The Chairman of the Board shall have the power and authority to limit attendance at any meeting of the stockholders to (a) the Corporation’s stockholders and (b) their validly appointed proxies.

Section 15.    Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of meetings of the stockholders as it shall deem appropriate. Unless otherwise determined by the Board of Directors, the Chairman of the Board or such other officer of the Corporation as is designated by the Chairman of the Board shall be the chairman of any meeting of the stockholders. Except to the extent inconsistent with any rules and regulations adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present;(iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by persons attending the meeting; and (vi) policies and procedures with respect to the adjournment of the meeting.

ARTICLE III.

DIRECTORS

Section 1.    Number of Directors; Term. The number of directors of the Corporation shall not be fewer than one (1) or more than twelve (12), or as shall be established from time to time by resolution of the Board of Directors of the Corporation. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Each director shall serve until the annual meeting following the annual meeting at which such director was elected or until his or her successor shall be elected and shall qualify, subject however, to prior death, resignation or removal from office.

Section 2.    Vacancies and Newly Created Directorships. Subject to the rights of the holders of any Preferred Stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by the sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified.

Section 3.    Management Authority and Powers. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as aren’t by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised and done by the stockholders.

Section 4.    Removal. Subject to the rights of the holders of any Preferred Stock, any director may be removed from office at any time, but only by the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) or more of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

Section 5.      Place of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the state of Nevada.

Section 6.     Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. At such meetings, the Board of Directors may transact such business as may properly come before the meetings.

Section 7.     Special Meetings. Special meetings of the Board of Directors (a) may be called by the Chairman of the Board or, in his or her absence or disability, by a lead director (if one has been appointed), and (b) shall be called by the Secretary on the written request of a majority of the directors. Written notice of special meetings of the Board of Directors shall be given to each director at least twenty-four (24) hours before the time of commencement of the meeting.

Section 8.     Quorum; Vote Required; Adjournment. A majority of the directors shall constitute a quorum for the transaction of business. The act of at least a majority of the directors present at a meeting at which a quorum is present shall be required to constitute the act of the Board of Directors, unless a greater number is required or a lesser number is permitted by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally notified and called.

Section 9.     Resignation. Any director may resign at any time by mailing or delivering or by transmitting by telegram, cable, written notice or other such electronic transmission of his or her resignation to the Board of Directors, the Chairman of the Board, the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time is specified therein, then such resignation shall take effect immediately upon the receipt thereof.

Section 10.    Action by Unanimous Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Board of Directors or of such committee, as the case maybe, and such consent shall have the same force and effect as a unanimous vote at a duly called and constituted meeting of the Board of Directors or such committee. All such unanimous written consents shall be filed with the minutes of the proceedings of the Board of Directors or such committee.

Section 11.    Executive Committee. The Board of Directors may, by resolution adopted by a majority of the Board of Directors, designate one or more directors to constitute an Executive Committee that, to the extent provided in such resolution (if not expressly denied by applicable law or the Articles of Incorporation) shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers that may require it. Any member of the Executive Committee may be removed by majority of the Board of Directors. Vacancies in the membership of the Executive Committee shall be filled by resolution adopted by a majority of the Board of Directors at a regular or special meeting of the Board of Directors. The Executive Committee shall keep regular minutes of its proceedings and report such minutes to the Board of Directors when required. The designation of such committee and the delegation of authority thereto shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed on it, him or her by law.

Section 12.    Other Committees. The Board of Directors may, by resolution adopted by a majority of the Board of Directors, designate one or more committees in addition to the Executive Committee, each such other committee to consist of one or more directors of the Corporation, which committee or committees, to the extent provided in such resolution or resolutions (if not theretofore granted to the Executive Committee and if not expressly denied by applicable law or the Articles of Incorporation), shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Any member of any such committee may be removed by a majority of the Board of Directors. Vacancies in the membership of any such committees shall be filled by resolution adopted by a majority of the Board of Directors at a regular or special meeting of the Board of Directors. Each committee shall keep regular minutes of its proceedings and report such minutes to the Board of Directors when required. The designation of such committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, or any responsibility imposed upon it, him or her by law.

Section 13.    Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may receive such compensation for their services as directors as shall be determined from time to time by the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed similar compensation for attending committee meetings.

ARTICLE IV.

NOTICES

Section 1.    Notices. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their respective addresses appearing on the books of the Corporation. Notice delivered personally shall include notice by recognized overnight courier service, and shall be deemed given when delivered. Notice by mail shall be deemed to be given at the time when such notice shall be mailed. Notice to directors and stockholders may also be given by telegram, facsimile or other means of electronic transmission to the extent permitted by applicable law, and shall be deemed given when such notice shall be delivered by any such means of electronic transmission.

Section 2.    Waiver of Notice. Whenever any notice is required to be given to any stockholder or director under the provisions of applicable law or of the Articles of Incorporation or of these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 3.    Waiver by Attendance at Meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE V.

OFFICERS

Section 1.    Principal Officers. The officers of the Corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a President, a Secretary and Treasurer, each of whom shall be elected by the Board of Directors. Any two (2) or more offices may be held by the same person, except that one person shall not hold the offices of Chairman of the Board and Secretary, Chief Executive Officer and Secretary or President and Secretary.

Section 2.    Election or Appointment of Officers. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect a Chairman of the Board, a Chief Executive Officer, a President, a Secretary and a Treasurer, and may elect a Vice Chairman if it determines to do so, none of whom need be a member of the Board of Directors, except the Chairman of the Board. The Board of Directors may from time to time elect or appoint such other officers as the Board of Directors may deem necessary or desirable.

Section 3.    Compensation. The salaries and other compensation of all officers of the Corporation shall be fixed by the Board of Directors (or a duly authorized committee thereof) or, in the case of officers other than the Chairman of the Board, the Chief Executive Officer or the President, by an officer to whom the Board of Directors (or a duly authorized committee thereof) has delegated its authority to fix salaries and other compensation.

Section 4.    Term; Removal; Vacancies. Each officer and assistant officer of the Corporation shall hold office until the next annual meeting of the Board of Directors or until his or her successor is duly elected or appointed, or until his or her earliest death, resignation or removal from such office. Any officer elected or appointed by the Board of Directors or the Chairman of the Board may be removed by the Board of Directors or the Chairman of the Board whenever in its, his or her judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

Section 5.    Chairman of the Board. The Chairman of the Board shall be selected from the members of the Board of Directors of the Corporation. The Chairman of the Board shall preside at meetings of the stockholders (unless another officer of the Corporation is designated to be the chairman of any such meeting in accordance with Section 16 of Article II) and the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board shall have authority, without additional authorization from the Board of Directors, to execute and deliver on behalf of the Corporation all bonds, deeds, mortgages, contracts and other instruments and documents (and if any such instrument requires the seal of the Corporation, then under such seal) relating to the usual and ordinary business of the Corporation, except where required by law to be otherwise executed, and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. During the absence or disability of the Chairman of the Board, the Vice Chairman of the Board, if there be one, shall perform the duties of the Chairman of the Board.

Section 6.    Chief Executive Officer. The Chief Executive Officer of the Corporation shall have general and active management of the business of the Corporation and, subject to the Chairman of the Board if a different person holds such office, shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have such additional duties as may be assigned to him or her from time to time by the Board of Directors or the Chairman of the Board. The Chief Executive Officer shall have the same authority as the Chairman of the Board to execute on behalf of the Corporation instruments requiring a seal and contracts and other documents.

Section 7.    President. The President shall be the Chief Operating Officer of the Corporation and shall assist the Chief Executive Officer in the general and active management of the operations of the Corporation. The President shall have such additional duties as may be assigned to him or her from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. The President shall have the same authority as the Chairman of the Board and the Chief Executive Officer to execute on behalf of the Corporation bonds, deeds, mortgages and other instruments requiring a seal and contracts another documents. During any absence or disability of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer.

Section 8.    Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders of the Corporation and of the Board of Directors in a book or books to be kept for that purpose and shall perform similar duties for any committees of the Board of Directors when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, if there be one, the Chief Executive Officer or the President. He or she shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix such seal to any instrument requiring it and, when so affixed, it may be attested by his or her signature or by the signature of the Treasurer.

Section 9.    Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered or authorized by the Board of Directors, taking proper vouchers of such disbursements, and shall render to the Chairman of the Board, the Chief Executive Officer, the President and the Board of Directors at its regular meetings or when the Board of Directors so requires an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation. He or she shall have such other duties as may be prescribed from time to time by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, if there be one, the Chief Executive Officer and the President. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office, of  all books, papers, vouchers, money and other property of whatever kind in his or her possession rounder his or her control belonging to the Corporation.

ARTICLE VI.

ELIMINATION OF DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

Section 1.     Directors Officers. The Corporation shall indemnify its directors and officers to the fullest extent permitted by the Nevada Revised Statutes provided that the Corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Nevada Revised Statutes or (iv) such indemnification is required to be made under subsection (4).

Section 2.      Employees and Other Agents. The Corporation shall have power to indemnify its employees and other agents as set forth in the Nevada Revised Statutes.

Section 3.      Expense. The Corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Corporation, or is or was serving at the request of the Corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request there for, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said mounts if it should be determined ultimately that such person is not entitled to be indemnified under this Article or otherwise.

                Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (5) of this Article, no advance shall be made by the Corporation to an officer of the Corporation (except by reason of the fact that such officer is or was a director of the Corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

Section 4.      Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Article shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the director or officer. Any right to indemnification or advances granted by this Article to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request there for. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standard of conduct that make it permissible under the Nevada Revised Statutes for the Corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the Corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the Corporation) for advances, the Corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or opposed to the best interests of the Corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Nevada Revised Statutes, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the Corporation.

Section 5.      Non-Exclusivity of Rights. The rights conferred on any person by this Article shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Nevada Revised Statutes.

Section 6.     Survival of Rights. The rights conferred on any person by this Article shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.    Insurance. To the fullest extent permitted by the Nevada Revised Statutes, the Corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article.

Section 8.      Amendments. Any repeal or modification of this Article shall only be prospective and shall not affect the rights under this Article in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

Section 9.      Saving Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.

Section 10.    Certain Definitions. For the purposes of this Article, the following definitions shall apply:

The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

The term the "Corporation" shall include, in addition to the resulting Corporation, any constituent corporation(including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

References to a "director," "executive officer," "officer," "employee," or "agent" of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

ARTICLE VII.

CERTIFICATES FOR SHARES

Section 1.    Certificates. The Corporation shall deliver certificates representing all shares to which stockholders are entitled; such certificates shall be signed by the Chairman of the Board, or the President, and the Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. No certificate shall be issued for any share until the consideration therefor has been fully paid. Such certificate representing shares shall state upon the face thereof that the Corporation is organized under the laws of the State of Nevada, the name of the person to whom issued, the number and class and the designation of the series, if any, which such certificate represents, and may, in addition, state upon the face thereof the par value of each share represented by such certificate or that the shares are without par value.

Section 2.    Signatures on Certificates. The signatures of the Chairman of the Board or the President and the Secretary upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent and registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issuance.

Section 3.    Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued or empower the Corporation’s transfer agent to issue a new certificate or certificates in place of any certificate or certificates theretofore issued by the Corporation that are alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 4.    Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5.    Closing of Transfer Books; Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days, and, in case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

Section 6.    Registered Holders. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.

Section 7.    Uncertificated Shares. The Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by applicable corporate securities laws or stock exchange regulation. Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the Corporation.

ARTICLE VIII.

GENERAL PROVISIONS

Section 1.    Dividends. The Board of Directors may declare and the Corporation may pay dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of its Articles of Incorporation.

Section 2.    Reserves. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

Section 3.    Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as may from time to time be designated by the Board of Directors or by such officers of the Corporation who may be authorized by the Board of Directors to make such designations.

Section 4.    Fiscal Year. The fiscal year of the Corporation shall be fixed by the resolution of the Board of Directors.

Section 5.    Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Nevada.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE IX.

AMENDMENTS

Section 1.    Amendments. These By-Laws may be altered, amended or repealed or rescinded, or new by-laws may be adopted, by the vote of a majority of the entire Board of Directors at any meeting thereof, provided that such proposed action in respect there of shall be stated in the notice of such meeting. The stockholders of the Corporation shall have the power to alter, amend, repeal or rescind any provision of these By-Laws, or adopt new by-laws, only to the extent and in the manner provided in the following sentence. In addition to any requirements of law and any other provisions of these By-Laws or the Corporation's Articles of Incorporation or any resolution or resolutions of the Board of Directors, the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) or more of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, may alter, amend, repeal or rescind any provisions of these By-Laws, except for this Article IX, or adopt new by-laws.